Investor Contact:                                      Media Contact:
Linda S. Lennox                                        George Koodray
Director, Investor Relations                           Director, Public Affairs
(908) 719-4222                                         (908) 470-4613
llennox@nui.com                                        gkoodray@nui.com


For Immediate Release


           NUI CORPORATION SUBSIDARY SECURES $50 MILLION IN FINANCING

                    NUI Hires Interim Chief Financial Officer

Bedminster, NJ - October 13, 2003 - NUI Corporation (NYSE:NUI) announced today its subsidiary, NUI Utilities, Inc., has secured $50 million in financing led by an affiliate of Fortress Investment Group LLC to fund its short-term working capital needs. The unsecured revolving credit facility, which matures on February 11, 2004, supplements NUI Utilities existing revolving credit facility.

In addition, the company has appointed Dan Scouler Chief Financial Officer on an interim basis. Scouler is a Senior Managing Director with FTI Consulting and leads their interim management practice. He replaces Mark Abramovic, who was appointed President of NUI Corporation on September 26.

NUI Corporation, based in Bedminster, NJ, is a diversified energy company that operates natural gas utilities, as well as businesses involved in natural gas storage and pipeline activities and wholesale energy portfolio and risk management. NUI Utilities' divisions include Elizabethtown Gas Company in New Jersey, City Gas Company of Florida and Elkton Gas Company in Maryland.

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